EXHIBIT 23(b)


                              Accountants' Consent


The Board of Directors
ALLTEL Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of ALLTEL Corporation of our report dated February 5, 1999, relating to the consolidated balance sheets of Aliant Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K filed by ALLTEL Corporation on January 7, 2000.

                                                                     /s/KPMG LLP

Lincoln, Nebraska
January 7, 2000